UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

Alamo Group Inc.

(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut Seguin, Texas 78155

(Address of Principal executive offices)

Registrant's telephone number, including area code:	(830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 6, 2010.  The following matters were voted upon and the results of the voting were as follows:

(1)    To elect seven directors to serve as directors until the annual meeting 2011 or until their successors have been duly elected and qualified.  The nominees, Messrs. Douglass, Goldress, Grzelak, Martin, Morris, Robinson and Skaggs, were elected to the Company’s board of directors.  The results follow:

Nominee	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Donald J. Douglass	10,744,754	93,965	697	397,322
Jerry E. Goldress	10,723,468	115,151	797	397,322
David W. Grzelak	10,720,818	117,800	797	397,322
Gary L. Martin	10,278,376	560,143	897	397,322
David H. Morris	10,719,841	118,778	797	397,322
Ronald A. Robinson	10,747,829	90,890	697	397,322
James B. Skaggs	10,744,309	94,210	897	397,322

(2)    To ratify the appointment of the Company’s independent registered public accounting firm KPMG LLP for 2010.  The results follow:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
11,212,499	21,232	3,007	0

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2010	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration